UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

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EMCORE CORPORATION
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EMCORE CORPORATION
145 Belmont Drive
Somerset, New Jersey 08873

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MONDAY, FEBRUARY 28, 2005

To our Shareholders:

The 2005 Annual Meeting of Shareholders (the “Annual Meeting”) of EMCORE Corporation (the “Company”) will be held at 10:00 A.M. local time on Monday, February 28, 2005, at the Holiday Inn, 195 Davidson Avenue, Somerset, NJ 08873, for the following purposes:

(1)	To elect three (3) members to the Company’s Board of Directors;

(2)	To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2005; and

(3)	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on January 12, 2005 as the record date for determining those shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.  Whether or not you expect to be present, please sign, date, and return the enclosed proxy card in the enclosed pre-addressed envelope as promptly as possible.  No postage is required if mailed in the United States.

By Order of the Board of Directors, HOWARD W. BRODIE SECRETARY

January 25, 2005
Somerset, New Jersey

THIS IS AN IMPORTANT MEETING AND ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. ALL SHAREHOLDERS ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY, AND VOTE THEIR SHARES IN PERSON.

TABLE OF CONTENTS

2005 Annual Shareholders Meeting Information
Information Concerning Proxy
Purposes of the Meeting
Outstanding Voting Securities and Voting Rights

Proposal I: Election of Directors
Directors and Executive Officers
Compensation of Directors
Nominating Committee
Limitation of Officers’ and Directors’ Liability and Indemnification Matters
Recommendation of the Board of Directors

Ownership of Securities
Security Ownership of Certain Beneficial Owners and Management
Equity Compensation Plan Information
Section 16(a) Beneficial Ownership Reporting Compliance

Executive Compensation & Related Information
Compensation Committee Interlocks and Insider Participation
Report of the Compensation Committee
Executive Compensation
Options Grants in Fiscal 2004
Aggregated Option Exercises in Fiscal 2004 and Year-End Option Values
Certain Relationships and Related Transactions

Stock Performance Graph

Proposal II: Appointment of Independent Registered Public Accounting Firm
Fiscal 2004 & 2003 Fees and Services
Report of the Audit Committee
Recommendation of the Board of Directors

General Matters

EMCORE CORPORATION
145 Belmont Drive
Somerset, New Jersey 08873

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
MONDAY, FEBRUARY 28, 2005

This Proxy Statement is being furnished to shareholders of record of EMCORE Corporation (“EMCORE”, “Company”, “we”, or “us”) as of January 12, 2005, in connection with the solicitation on behalf of the Board of Directors of EMCORE of proxies for use at the Annual Meeting of Shareholders to be held at 10:00 A.M. local time, on Monday, February 28, 2005, at the Holiday Inn, 195 Davidson Avenue, Somerset, NJ 08873, or at any adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The approximate date that this Proxy Statement and the enclosed proxy are first being sent to shareholders is January 25, 2005. Shareholders should review the information provided herein in conjunction with the Company’s 2004 Annual Report to Shareholders, which accompanies this Proxy Statement. The Company’s principal executive offices, and the mailing addresses for each of the Company’s principal executive officers, are located at 145 Belmont Drive, Somerset, New Jersey 08873, and its telephone number is (732) 271-9090.

INFORMATION CONCERNING PROXY

The enclosed proxy is solicited on behalf of the Company’s Board of Directors. The giving of a proxy does not preclude the right to vote in person should any shareholder giving the proxy so desire. Shareholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with the Company’s Secretary at the Company’s headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting.

The cost of preparing, assembling, and mailing this Proxy Statement, the Notice of Annual Meeting of Shareholders, and the enclosed proxy is borne by the Company. In addition to the use of mail, employees of the Company may solicit proxies personally and by telephone. The Company’s employees will receive no compensation for soliciting proxies other than their regular salaries. The Company may request banks, brokers and other custodians, nominees, and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company may reimburse such persons for their expenses in so doing.

PURPOSES OF THE MEETING

At the Annual Meeting, the Company’s shareholders will consider and vote upon the following matters:

(1)	To elect three (3) members to the Company’s Board of Directors;
(2)	To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2005; and
(3)	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth above) will be voted (1) FOR the election of the nominees for directors named below, (2) FOR ratification of the Company’s independent registered public accounting firm named above, and (3) by the proxies in their discretion upon any other proposals as may properly come before the Annual Meeting. In the event a shareholder specifies a different choice by means of the enclosed proxy, such shareholder’s shares will be voted in accordance with the specification so made.

OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

As of the close of business on January 12, 2005 (the “Record Date”), the Company had 47,247,001 shares of no par value common stock (“Common Stock”) outstanding. Each share of Common Stock is entitled to one vote on all matters presented at the Annual Meeting. The presence, either in person or by properly executed proxy, of the holders of the majority of the shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Attendance at the Annual Meeting will be limited to shareholders as of the Record Date, their authorized representatives, and guests of the Company.

If the enclosed proxy is signed and returned, it may nevertheless be revoked at any time prior to the voting thereof at the pleasure of the shareholder signing it, either by a written notice of revocation received by the person or persons named therein or by voting the shares covered thereby in person or by another proxy dated subsequent to the date thereof.

Proxies in the accompanying form will be voted in accordance with the instructions indicated thereon, and, if no such instructions are indicated, will be voted in favor of the nominees for election as directors named below and for the other proposals herein.

The vote required for approval of each of the proposals before the shareholders at the Annual Meeting is specified in the description of such proposal below. For the purpose of determining whether a proposal has received the required vote, abstentions and broker non-votes will be included in the vote total, with the result that an abstention or broker non-vote, as the case may be will have the same effect as if no instructions were indicated.

PROPOSAL I: ELECTION OF DIRECTORS

Pursuant to EMCORE’s Restated Certificate of Incorporation, the Board of Directors of EMCORE is divided into three classes as set forth in the following table. The directors in each class hold office for staggered terms of three years. The Class A directors, Messrs. Russell, Richards, and Bogomolny, whose present terms expire in 2005, are being proposed for a new three-year term (expiring in 2008) at this Annual Meeting.

The shares represented by proxies returned executed will be voted, unless otherwise specified, in favor of the nominee for the Board of Directors named below. If, as a result of circumstances not known or unforeseen, any of such nominee shall be unavailable to serve as director, proxies will be voted for the election of such other person or persons as the Board of Directors may select. Each nominee for director will be elected by a plurality of votes cast at the Annual Meeting of Shareholders. Proxies will be voted FOR the election of the nominee unless instructions to “withhold” votes are set forth on the proxy card. Withholding votes will not influence voting results. Abstentions may not be specified as to the election of directors.

The following tables set forth certain information regarding the members of and nominees for the Board of Directors:

Name and Other Information	Age	Class and Year in Which Term Will Expire	Principal Occupation	Served as Director Since

NOMINEES FOR ELECTION AT THE 2005 ANNUAL MEETING

Thomas J. Russell (2) (3) (4)	73	Class A 2005	Chairman of the Board, EMCORE Corporation	1995
Reuben F. Richards, Jr.	49	Class A 2005	President and Chief Executive Officer, EMCORE Corporation	1995
Robert Bogomolny (1) (3) (4)	66	Class A 2005	President, University of Baltimore	2002

DIRECTORS WHOSE TERMS CONTINUE

Thomas G. Werthan	48	Class C 2006	Executive V.P. and Chief Financial Officer, EMCORE Corporation	1992
John Gillen (1) (2) (3) (4)	63	Class C 2006	Partner, Gillen and Johnson, P.A., Certified Public Accountants	2003
Charles Scott (1) (2) (3) (4)	55	Class B 2007	Chairman of William Hill plc	1998
Richard A. Stall	48	Class B 2007	Executive V.P. and Chief Technology Officer, EMCORE Corporation	1996
Robert Louis-Dreyfus (4)	58	Class B 2007	Chairman of IVS; Chairman of Infront Sports and Media AG	1997
________________________
(1)	Member of Audit Committee.
(2)	Member of Nominating Committee.
(3)	Member of Compensation Committee. Dr. Russell was a member through February 2004. Mr. Bogomolny joined the committee in February 2004.
(4)	Determined by the Board of Directors to be an independent director.

DIRECTORS AND EXECUTIVE OFFICERS

Set forth below is certain information with respect to each of the nominees for the office of director and other directors and executive officers of EMCORE.

THOMAS J. RUSSELL, PH.D. has been a director of the Company since May 1995 and was elected Chairman of the Board on December 6, 1996. Dr. Russell founded Bio/Dynamics, Inc. in 1961 and managed the company until its acquisition by IMS International in 1973, following which he served as President of that company’s Life Sciences Division. From 1984 until 1988, he served as Director, then as Chairman of IMS International until its acquisition by Dun & Bradstreet in 1988. From 1988 to 1992, he served as Chairman of Applied Biosciences, Inc., and was a Director until 1996. In 1990, Dr. Russell was appointed as a Director of Saatchi & Saatchi plc (now Cordiant plc), and served on that board until 1997. He served as a Director of adidas-Salomon AG from 1994 to 2001. He also served on the board of LD COM Networks until 2004. He holds a Ph.D. in physiology and biochemistry from Rutgers University.

REUBEN F. RICHARDS, JR. joined the Company in October 1995 as its President and Chief Operating Officer, and became Chief Executive Officer in December 1996. Mr. Richards has been a director of the Company since May 1995. From September 1994 to December 1996, Mr. Richards was a Senior Managing Director of Jesup & Lamont Capital Markets Inc. (“Jesup & Lamont” (an affiliate of a registered broker-dealer)). From December 1994 to December 1996, he was a member and President of Jesup & Lamont Merchant Partners, L.L.C. From 1992 through 1994, Mr. Richards was a principal with Hauser, Richards & Co., a firm engaged in corporate restructuring and management turnarounds. From 1986 until 1992, Mr. Richards was a Director at Prudential-Bache Capital Funding in its Investment Banking Division. Mr. Richards also serves on the board of the Company’s GELcore LLC joint venture.

THOMAS G. WERTHAN joined the Company in 1992 as its Chief Financial Officer and a director. Mr. Werthan has over 22 years experience in assisting high technology, venture capital financed growth companies. Prior to joining the Company in 1992, he was associated with The Russell Group, a venture capital partnership, as Chief Financial Officer for several portfolio companies. The Russell Group was affiliated with Thomas J. Russell, Chairman of the Board of Directors of the Company. From 1985 to 1989, Mr. Werthan served as Chief Operating Officer and Chief Financial Officer for Audio Visual Labs, Inc., a manufacturer of multimedia and computer graphics equipment.

RICHARD A. STALL, PH.D. became a director of the Company in December 1996. Dr. Stall helped found the Company in 1984 and has been the Chief Technology Officer (previously titled Vice President - Technology) at the Company since October 1984, except for a sabbatical year in 1993 during which Dr. Stall acted as a consultant to the Company and his position was left unfilled. Prior to 1984, Dr. Stall was a member of the technical staff of AT&T Bell Laboratories and was responsible for the development of MBE technologies. He has co-authored more than 75 papers and holds seven patents on MBE and MOCVD technology and the characterization of compound semiconductor materials.

ROBERT LOUIS-DREYFUS has been a director of the Company since March 1997. Mr. Louis-Dreyfus was the Chairman of Louis Dreyfus Communications (now Neuf Telecom) from May 2000 through October 2004. From 1993 through 2001, he was Chairman of the Board of Directors and Chief Executive Officer of adidas-Salomon AG. From 1989 until 1993, Mr. Louis-Dreyfus was the Chief Executive Officer of Saatchi & Saatchi plc (now Cordiant plc). Since 1992, he has been an investor and a director of several other companies, and is currently serving as an advisory board member of The Parthenon Group since October 1998, Chairman of the Board of IVS since 2002, and Chairman of the Board of Infront Sports and Media AG since 2002. From 1982 until 1988, he served as Chief Operating Officer (1982 to 1983), and then as Chief Executive Officer (from 1984 to 1988), of IMS International until its acquisition by Dun & Bradstreet in 1988.

ROBERT BOGOMOLNY has served as a director of the Company since April 2002. Since August 2002, Mr. Bogomolny has served as President of the University of Baltimore. Prior to that, he served as Corporate Senior Vice President and General Counsel of G.D. Searle & Company, a pharmaceuticals manufacturer, from 1987 to 2001. At G.D. Searle, Mr. Bogomolny was responsible at various times for its legal, regulatory, quality control, and public affairs activities. He also led its government affairs department in Washington, D.C., and served on the Searle Executive Management Committee.

CHARLES SCOTT has served as a director of the Company since February 1998. Since January 1, 2004, he has served as Chairman of the Board of Directors of William Hill plc, a leading provider of bookmaking services in the United Kingdom. Prior to that, Mr. Scott served as Chairman of a number of companies, including Cordiant Communications Group plc, Saatchi & Saatchi Company plc, and Robert Walters plc.

JOHN GILLEN has served as a director of the Company since March 2003. Mr. Gillen has been a partner in the firm of Gillen and Johnson, P.A., Certified Public Accountants since 1974. Prior to that time, Mr. Gillen was employed by the Internal Revenue Service and Peat Marwick Mitchell & Company, Certified Public Accountants.

Non-Director Executive Officers

HOWARD W. BRODIE, ESQ., 37, joined the Company in August 1999 and serves as Executive Vice President, Chief Legal Officer, and Secretary of the Company. From 1995 to 1999, Mr. Brodie was with the law firm of White & Case LLP, where he practiced securities law and mergers and acquisitions. From 1994 to 1995, Mr. Brodie served as a judicial law clerk to Chief Judge Gilbert S. Merritt on the Sixth Circuit Court of Appeals. Mr. Brodie received his J.D. degree from Yale Law School in 1994.

SCOTT T. MASSIE, 43, joined the Company in September 2002 and serves as Executive Vice President and Chief Operating Officer. From 1997 to 2000, Mr. Massie was Chief Operating Officer of IQE plc, a merchant epi wafer supplier, and its predecessor, QED. In 2000, Mr. Massie became President of IQE, Inc., the U.S. subsidiary of IQE plc, and he held this position until 2002. Mr. Massie holds a B.S. in mathematics, a B.S. in physics, and an M.S. in physics, all from Virginia Tech University. He also is a Commonwealth Fellow of the Commonwealth of Virginia, and a Director of the Greater Albuquerque Chamber of Commerce.

COMPENSATION OF DIRECTORS

The Board of Directors held seven meetings during fiscal 2004, and took other certain actions by unanimous written consent. Pursuant to its Directors’ Stock Award Plan, the Company pays non-employee directors a fee in the amount of $3,000 per Board meeting attended and $500 for each committee meeting attended ($600 for the Chairman of the committee), including in each case reimbursement of reasonable out-of-pocket expenses incurred in connection with such Board or committee meeting. Payment of all fees is made in common stock of the Company at the closing price on the NASDAQ National Market for the day prior to the meeting. No director who is an employee of the Company will receive compensation for services rendered as a director. From time to time, Board members are invited to attend meetings of Board committees of which they are not members; in such cases, such Board members receive a committee meeting fee of $500. During fiscal 2004, all directors of the Company, except for Mr. Louis-Dreyfus, attended at least 75% of the aggregate meetings of the Board and committees on which they served, during their tenure on the Board.

NOMINATING COMMITTEE

The Company’s Nominating Committee currently consists of Messrs. Russell, Scott, and Gillen, each of whom is an independent director, as that term is defined by the NASDAQ listing standards. The Nominating Committee recommends new members to the Company’s Board of Directors. The Nominating Committee meets once annually. A copy of the Charter of the Nominating Committee is posted on the Company’s website, www.emcore.com.

When considering a potential director candidate, the Nominating Committee looks for demonstrated character, judgment, relevant business, functional and industry experience, and a high degree of acumen. There are no differences in the manner in which the Nominating Committee evaluates nominees for director based on whether the nominee is recommended by a shareholder. The Company does not pay any third party to identify or assist in identifying or evaluating potential nominees.

The Nominating Committee will consider suggestions from shareholder regarding possible director candidates for election in 2006. Such suggestions, together with appropriate biographical information, should be submitted to the Company’s Secretary. See the section titled “Shareholder Proposals” below under “General Matters” for details regarding the procedures and timing for the submission of such suggestions. Each director nominated in this Proxy was recommended for election by the Board of Directors. The Board of Directors did not receive any notice of a Board of Directors nominee recommendation in connection with this Proxy Statement from any shareholder.

LIMITATION OF OFFICERS’ AND
DIRECTORS’ LIABILITY AND INDEMNIFICATION MATTERS

The Company’s Restated Certificate of Incorporation and By-Laws include provisions (i) to reduce the personal liability of the Company’s directors for monetary damage resulting from breaches of their fiduciary duty, and (ii) to permit the Company to indemnify its directors and officers to the fullest extent permitted by New Jersey law. The Company has obtained directors’ and officers’ liability insurance that insures such persons against the costs of defense, settlement, or payment of a judgment under certain circumstances. There is no pending litigation or proceeding involving any director, officer, employee, or agent of the Company as to which indemnification is being sought. The Company is not aware of any pending or threatened litigation that might result in claims for indemnification by any director or executive officer.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH OF NOMINEES LISTED ABOVE UNDER PROPOSAL I.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of January 6, 2005 certain information regarding the beneficial ownership of voting Common Stock by (i) each person or “group” (as that term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) known by the Company to be the beneficial owner of more than 5% of the voting Common Stock, (ii) each named executive officer of the Company, (iii) each director and nominee, and (iv) all directors and executive officers as a group (10 persons). Except as otherwise indicated, the Company believes, based on information furnished by such persons, that each person listed below has the sole voting and investment power over the shares of Common Stock shown as beneficially owned, subject to common property laws, where applicable. Shares beneficially owned include shares and underlying warrants and options exercisable within sixty (60) days of January 6, 2005. Unless otherwise indicated, the address of each of the beneficial owners is c/o the Company, 145 Belmont Drive, Somerset, NJ 08873.

Name	Shares Beneficially Owned	Percent of Common Stock

Thomas J. Russell (1)	5,015,554	10.6%
Reuben F. Richards, Jr. (2)	1,196,539	2.5%
Thomas G. Werthan (3)	343,263	*
Richard A. Stall (4)	442,403	*
Robert Louis-Dreyfus (5)	3,301,916	7.0%
Robert Bogomolny	77,367	*
John Gillen	18,438	*
Charles Scott (6)	31,107	*
Howard W. Brodie, Esq. (7)	137,741	*
Scott Massie (8)	26,944	*

All directors and executive officers as a group (10 persons) (9)	10,591,272	21.9%

State of Wisconsin Investment Board (10)	5,944,500	12.6%
Pioneer Global Asset Management (11)	3,726,600	7.9%
Capital Guardian Trust Co. (12)	3,621,140	7.7%
Wellington Management Company, LLP (13)	2,385,293	5.0%

_______________________
*	Less than 1.0%
(1)	Includes 2,280,035 shares are held by The AER Trust.
(2)	Includes options to purchase 353,824 shares.
(3)	Includes options to purchase 285,370 shares.
(4)	Includes options to purchase 329,768 shares.
(5)	All 3,301,916 shares held by Gallium Enterprises Inc.
(6)	Includes 19,107 shares owned by Kircal, Ltd.
(7)	Includes options to purchase 135,000 shares.
(8)	Includes options to purchase 25,000 shares
(9)	Includes options to purchase 1,123,962 shares.
(10)	The address of State of Wisconsin Investment Board is 121 East Wilson Street, 2nd Floor, Madison, WI, 53703-3474.
(11)	The address of Pioneer Investment Management, Inc., the U.S. subsidiary of Pioneer Global Asset Management S.p.A., is 66 Brooks Drive, Suite 55014, Braintree, MA 02184.
(12)	The address of Capital Guardian Trust Co. is 222 South Hope Street, 54th Floor, Los Angeles, CA 90071-1447.
(13)	The address of Wellington Management Company, LLP is 75 State Street, 19th Floor, Boston, MA, 02109-1809.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth, as of September 30, 2004, the number of securities outstanding under each of EMCORE’s stock option plans, the weighted average exercise price of such options, and the number of options available for grant under such plans:

	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category
Equity compensation plans approved by security holders	5,499,393	$4.21	1,597,766
Equity compensation plans not approved by security holders	1,920	0.23	-
Totals	5,501,313	$4.21	1,597,766

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based on the Company’s review of copies of all disclosure reports filed by directors and executive officers of the Company pursuant to Section 16(a) of the Exchange Act, as amended, and written representations furnished to the Company, the Company believes that there was compliance with all filing requirements of Section 16(a) applicable to directors and executive officers of the Company during the fiscal year, with the exception of one option grant to each of Messrs. Richards (145,000 shares), Stall (50,000 shares), Werthan (80,000 shares), Massie (40,000 shares) and Brodie (60,000 shares) made on May 18, 2004, which were not timely reported. The Company has since corrected its process.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Company’s Compensation Committee currently consists of Messrs. Gillen, Bogomolny, and Scott. The Compensation Committee reviews and recommends to the Board of Directors the compensation and benefits of all executive officers of the Company, reviews general policy matters relating to compensation and benefits of executive officers and employees of the Company, and administers the issuance of stock options and stock appreciation rights and awards of restricted stock to the Company’s officers and key salaried employees. No member of the Compensation Committee is now or ever was an officer or an employee of the Company. No executive officer of the Company serves as a member of the Compensation Committee of the Board of Directors of any entity one or more of whose executive officers serves as a member of the Company’s Board of Directors or Compensation Committee. The Compensation Committee meets once annually.

REPORT OF THE COMPENSATION COMMITTEE

The following Report of the Compensation Committee does not constitute soliciting material, and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report of the Compensation Committee by reference therein.

The Committee’s Responsibilities

The Compensation Committee of the Board of Directors is composed entirely of independent directors. The Compensation Committee is responsible for setting and administering policies which govern EMCORE’s executive compensation programs. The purpose of this report is to summarize the compensation philosophy and policies that the Compensation Committee applied in making executive compensation decisions in 2004.

Compensation Philosophy

The Compensation Committee has approved compensation programs intended to:

•	Attract and retain talented executive officers and key employees by providing total compensation competitive with that of other executives employed by companies of similar size, complexity and lines of business;
•	Motivate executives and key employees to achieve strong financial and operational performance;
•	Emphasize performance-based compensation, which balances rewards for short-term and long-term results;
•	Reward individual performance;
•	Link the interests of executives with shareholders by providing a significant portion of total pay in the form of stock-based incentives and requiring target levels of stock ownership; and
•	Encourage long-term commitment to EMCORE.

Compensation Methodology

Each year the Compensation Committee reviews data from market surveys, proxy statements, and independent consultants to assess EMCORE’s competitive position with respect to the following three components of executive compensation:

•	Base salary;
•	Annual incentives; and
•	Long-term incentives.

The Compensation Committee also considers individual performance, level of responsibility, and skills and experience in making compensation decisions for each executive.

Components of Compensation

Base Salary.  Base salaries for executives are determined based upon job responsibilities, level of experience, individual performance, comparisons to the salaries of executives in similar positions obtained from market surveys, and competitive data obtained from consultants and staff research. The goal for the base pay component is to compensate executives at a level which approximates the median salaries of individuals in comparable positions and markets. The Compensation Committee approves all salary increases for executive officers, as such are recommended to the Committee by the Company’s Chief Executive Officer. Base pay increases were approved, effective January 1, 2004, for Messrs. Stall, Werthan, Brodie, and Massie as follows:

Name	Existing Base	New Base
Stall	$215,000	$235,000
Werthan	$200,000	$225,000
Brodie	$195,000	$210,000
Massie	$215,000	$215,000

Annual Incentives. Annual cash incentives are provided to executives to promote the achievement of performance objectives of EMCORE and the executive’s particular business unit. In February 2004, the Compensation Committee awarded the following cash compensation based on recommendations from the CEO:

Name	Cash Bonus
Stall	$75,000
Werthan	$100,000
Brodie	$100,000
Massie	$80,000

Long-Term Incentives. In February 2004, as a component of 2004 compensation, the Compensation Committee approved awards of stock options to the following executive officers: Stall, Werthan, Brodie, and Massie. All of the stock options were granted under the 2000 Stock Option Plan and are to be awarded at the same time as the Company’s general grant. The exercise price is equal to the fair market value of EMCORE Common Stock on the grant date. The options have a ten year term and will vest equally over four years.

Name	Options
Stall	50,000
Werthan	80,000
Brodie	60,000
Massie	40,000

Compliance with Section 162(m) of the Internal Revenue Code

Under Section 162(m) of the Internal Revenue Code, EMCORE may not deduct annual compensation in excess of $1 million paid to certain employees, generally its Chief Executive Officer and its four other most highly compensated executive officers, unless that compensation qualifies as performance-based compensation. While the Compensation Committee intends to structure performance-related awards in a way that will preserve the maximum deductibility of compensation awards, the Compensation Committee may from time to time approve awards that would vest upon the passage of time or other compensation, which would not result in qualification of those awards as performance-based compensation.

Compensation of the Chief Executive Officer

The Compensation Committee reviews annually the compensation of the Chief Executive Officer and recommends any adjustments to the Board of Directors for approval. The Chief Executive Officer participates in the same programs and receives compensation based upon the same criteria as EMCORE’s other executive officers. However, the Chief Executive Officer’s compensation reflects the greater policy- and decision-making authority that the Chief Executive Officer holds and the higher level of responsibility he has with respect to the strategic direction of EMCORE and its financial and operating results. The components of Mr. Richard’s 2004 compensation were:

Base Salary. After considering EMCORE’s overall performance and competitive practices, the Compensation Committee recommended, and the Board of Directors approved, a 9% increase in Mr. Richards’ base salary, to $365,000, effective January 1, 2004.

Annual Incentives. Annual incentive compensation for Mr. Richards is based upon achievement of targets set by the Board of Directors. Based on 2003 performance, Mr. Richards received a payment of $300,000, representing 82% of his target incentive opportunity.

Long-Term Incentives. In February 2004, Mr. Richards received a stock option award for 145,000 shares of EMCORE Common Stock to be granted at the same time as the Company’s general grant with an exercise price at fair market value on the date of grant. The stock option has a ten-year term, and will vest 25% on each of the first four anniversaries of the grant date.

The Compensation Committee conducts its annual review of Chief Executive Officer performance and compensation after the close of the fiscal year, to assure thorough consideration of year-end results. Actions taken by the Board of Directors with respect to Mr. Richards’ 2005 compensation will be reflected in the Proxy Statement for the 2006 annual meeting.

It is the Compensation Committee’s policy and intention that, when taken together, the components of Mr. Richards’ pay, including base salary, annual incentives, and long-term incentives, will result in compensation which approximates the 50th percentile of the market when incentive plan performance expectations are met and in compensation as high as the 75th percentile of the market when incentive plan performance expectations are exceeded.

This report has been provided by the Compensation Committee.

March 2004

COMPENSATION COMMITTEE John Gillen, Chairman Charlie Scott Robert Bogomolny

EXECUTIVE COMPENSATION

The following table sets forth certain information concerning the annual and long-term compensation for services in all capacities to the Company for fiscal years ended September 30, 2004, 2003, and 2002 of those persons who during such fiscal year (i) served as the Company’s chief executive officer, and (ii) were the four most highly-compensated officers (other than the chief executive officer) (collectively, the “Named Executive Officers”):

Annual Compensation
Name and Principal Position	Fiscal Year	Salary	Bonus(1)	Other Annual Compensation	Long-term Compensation Securities Underlying Options	All Other Compensation

Reuben F. Richards, Jr. President and Chief Executive Officer	2004 2003 2002	$356,923 327,307 315,000	$325,000 -- 335,000	-- -- --	145,000 -- 120,000	-- -- --
Richard A. Stall Executive Vice President and Chief Technology Officer	2004 2003 2002	231,615 203,461 185,000	100,000 -- --	-- -- --	50,000 -- 100,000	-- -- --
Thomas G. Werthan Executive Vice President and Chief Financial Officer	2004 2003 2002	218,269 190,392 175,000	125,000 -- --	-- -- --	80,000 -- 42,500	-- -- --
Howard W. Brodie, Esq. Executive Vice President and Chief Legal Officer	2004 2003 2002	205,961 181,538 150,800	125,000 -- --	-- -- --	60,000 -- 42,500	-- -- --
Scott Massie Executive Vice President and Chief Operating Officer	2004 2003 2002	$197,482 175,000 6,730	$80,000 -- 79,936	-- -- --	40,000 -- 50,000	-- -- --

Notes

(1)	In addition to the bonus amounts described in the March 2004 Report of the Compensation Committee, the bonuses listed above for Messrs. Richards, Stall, Werthan, and Brodie include an additional $25,000 bonus awarded in November 2003.

OPTION GRANTS IN FISCAL 2004

The following table sets forth information with respect to option grants to the Named Executive Officers during fiscal 2004:

•	The number of shares of EMCORE common stock underlying options granted during fiscal 2004;
•	The percentage that such options represent of all options of the same class granted to employees during fiscal 2004;
•	The exercise price (equal to the fair market value of the stock on the date of grant);
•	The expiration date of the grant; and
•	The potential realizable value at assumed annual rates of stock price appreciation (5% and 10%) through the expiration of the option term.

	Number of Options Granted	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Share)	Expiration Date	Potential RealizableValue @ 5%	Potential RealizableValue @ 10%

Reuben F. Richards, Jr.	145,000	8.0%	$2.63	5/18/2014	$239,250	$607,550
Thomas G. Werthan	80,000	4.4	2.63	5/18/2014	132,000	335,200
Richard A. Stall	50,000	2.8	2.63	5/18/2014	82,500	209,500
Howard W. Brodie, Esq.	60,000	3.3	2.63	5/18/2014	99,000	251,400
Scott Massie	40,000	2.2%	$2.63	5/18/2014	$66,000	$167,600

AGGREGATED OPTION EXERCISES IN FISCAL 2004
AND YEAR-END OPTION VALUES (1)

The following table sets forth the number of shares acquired by the Named Executive Officers upon options exercised during fiscal 2004 and the value thereof, together with the number of exercisable and unexercisable options held by the Named Executive Officers on September 30, 2004 and the aggregate gains that would have been realized had these options been exercised on September 30, 2004, even though such options had not been exercised by the Named Executive Officers.

	Total Number of Unexercised Options at September 30, 2004 (2)		Value of Unexercised In-the-Money Options at September 30, 2004 (3)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Reuben F. Richards, Jr.	323,824	175,000	$26,765	$--
Richard A. Stall	304,768	75,000	1,205	--
Thomas G. Werthan	274,745	90,625	17,210	--
Howard W. Brodie, Esq.	124,375	70,625	--	--
Scott Massie	25,000	65,000	$--	$--

____________________
(1)	No options were exercised by the Named Executive Officers in fiscal 2004.
(2)	This represents the total number of shares subject to stock options held by each Named Executive Officer at September 30, 2004. These options were granted on various dates during the fiscal years 1995 through 2004.
(3)	These amounts represent the difference between the exercise price of the stock options and the closing price of the Common Stock on September 30, 2004 for all the in-the-money options held by each Named Executive Officer. The in-the-money stock option exercise price is $1.515. These stock options were granted at the fair market value of the Common Stock on the grant date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

From time to time, prior to July 2002, EMCORE has lent money to certain of its executive officers and directors.  Pursuant to due authorization from EMCORE’s Board of Directors, EMCORE lent $3.0 million to the Chief Executive Officer (CEO) in February 2001.  The promissory note matures on February 22, 2006 and bears interest, compounded annually, at a rate of (a) 5.18% per annum through May 23, 2002, and (b) 4.99% from May 24, 2002 through maturity.  All interest is payable at maturity.  The note is secured by a pledge of shares of EMCORE’s common stock.  Accrued interest at September 30, 2004 totaled $0.6 million and is recorded with the loan principal within other assets. During fiscal 2004, the highest amount of the CEO’s indebtedness to EMCORE was $3.6 million.

In addition, pursuant to due authorization of our Board of Directors, EMCORE lent $82,000 to the Chief Financial Officer (CFO) of EMCORE in December 1995.  The promissory note executed by the CFO does not bear interest, and provides for the potential offset of the loan via bonuses payable to the CFO over a period of up to 25 years.  The balance outstanding on the loan is currently $82,000, and no larger amount has been outstanding since the beginning of fiscal 2004.

The Company paid $18,403 to Dr. Russell and Rectrix Aviation, which is controlled by Dr. Russell, as reimbursement for the use of Rectrix Aviation aircraft for air travel on Company business in fiscal 2004 by directors and/or officers of the Company.  These reimbursements were based on published first class fares by commercial airlines traveling the same or similar routes, which fares were substantially less than the flight costs actually incurred by Dr. Russell and/or Rectrix Aviation.  Fiscal 2003 and 2002 reimbursements for the use of Rectrix Aviation aircraft for air travel on Company business were $96,200 and $108,470, respectively.  The Company believes that these transactions and relationships were reasonable and in the best interest of the Company.

STOCK PERFORMANCE GRAPH

The following Stock Performance Graph does not constitute soliciting material, and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Stock Performance Graph by reference therein.

The following graph and table compares the cumulative total shareholders’ return on the Company’s common stock for the five-year period from the September 30, 1999 through September 30, 2004 with the cumulative total return on the NASDAQ Stock Market Index and the NASDAQ Electronic Components Stocks Index (SIC Code 3674). The comparison assumes $100 was invested on September 30, 1999 in the Company’s common stock. The Company did not declare, nor did it pay, any dividends during the comparison period.

PROPOSAL II: APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP, an independent registered public accounting firm, audited the financial statements of EMCORE Corporation for the fiscal year ending September 30, 2004. The Audit Committee and the Board of Directors have selected Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2005. The ratification of the appointment of Deloitte & Touche LLP will be determined by the vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting. If this appointment of Deloitte & Touche LLP is not ratified by shareholders, the Board of Directors will appoint another independent registered public accounting firm whose appointment for any period subsequent to the 2005 Annual Meeting of Shareholders will be subject to the approval of shareholders at that meeting.

Representatives of Deloitte & Touche LLP are expected to attend the Annual Meeting of Shareholders. They will have the opportunity to make a statement if they desire to do so, and are expected to be available to answer appropriate questions.

FISCAL 2004 & 2003 FEES AND SERVICES

Deloitte & Touche LLP was the independent registered public accounting firm that audited EMCORE’s financial statements for fiscal 2004 and 2003. In addition to performing the audit services for fiscal 2004 and 2003, the Company also retained Deloitte & Touche LLP to perform other non-audit related services during these periods.

The aggregate fees billed by Deloitte & Touche LLP in connection with audit and non-audit services rendered for fiscal 2004 and 2003 are as follows:

	Fiscal 2004	Fiscal 2003

Audit fees (1)	$279,000	$209,000
Audit-related fees (2)	156,000	123,000
Tax fees (3)	59,000	86,000
All other fees (4)	15,000	-
Total	$509,000	$418,000

Notes

(1)	Represents fees for professional services rendered in connection with the audit of our annual financial statements, reviews of our quarterly financial statements, and advice provided on accounting matters that arose in connection with audit services.
(2)	Represents fees for professional services related to the audits of our employee benefit plan and other statutory or regulatory filings.
(3)	Represents fees for tax services provided in connection with general tax matters.
(4)	All other fees represent fees for services provided to EMCORE that are not otherwise included in the categories above.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material, and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report of the Audit Committee by reference therein.

The Company has a separately-designated standing audit committee (the “Audit Committee”) established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act. The Audit Committee currently consists of Messrs. Scott, Gillen, and Bogomolny. Each member of the audit committee is currently an independent director within the meaning of NASD Rule 4200(a)(15). The Board of Directors has determined that Messrs. Scott and Gillen are each audit committee financial experts. The Audit Committee met five times in fiscal 2004. The Audit Committee performs the functions set forth in the EMCORE Corporation Audit Committee Charter, which has been adopted by the Board of Directors. The Audit Committee Charter is available on our website at www.emcore.com.

The Audit Committee has reviewed and discussed the Company’s audited financial statements for fiscal 2004 with management of the Company. The Audit Committee has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by SAS 61. The Audit Committee has received the written disclosures and letter from the Company’s independent registered public accounting firm required by independence Standards Board Standard No. 1, and has discussed with such accounting firm the independence of such accounting firm. Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for Fiscal 2004, which was filed on December 14, 2004.

The Audit Committee has determined that the provision of non-audit services by Deloitte & Touche LLP is compatible with maintaining the independence of Deloitte & Touche LLP. In accordance with its charter, the Audit Committee approves in advance all audit and non-audit services to be rendered by Deloitte & Touche LLP. In considering whether to approve such services, the Audit Committee will consider the following:

•	Whether the services are performed principally for the Audit Committee
•	The effect of the service, if any, on audit effectiveness or on the quality and timeliness of the Company’s financial reporting process
•	Whether the service would be performed by a specialist (e.g. technology specialist) and who also provide audit support and whether that would hinder independence
•	Whether the service would be performed by audit personnel and, if so, whether it will enhance the knowledge of the Company’s business
•	Whether the role of those performing the service would be inconsistent with the auditor’s role (e.g., a role where neutrality, impartiality and auditor skepticism are likely to be subverted)
•	Whether the audit firm’s personnel would be assuming a management role or creating a mutuality of interest with management
•	Whether the auditors would be in effect auditing their own numbers
•	Whether the project must be started and completed very quickly
•	Whether the audit firm has unique expertise in the service, and
•	The size of the fee(s) for the non-audit service(s)

During fiscal 2004, all professional services provided Deloitte & Touche LLP were pre-approved by the Audit Committee in accordance with this policy.

AUDIT COMMITTEE Charles Thomas Scott, Chairman Robert Bogomolny John Gillen

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM UNDER PROPOSAL II.

GENERAL MATTERS

Annual Report on Form 10-K and Financial Statements

The Company’s 2004 Annual Report on Form 10-K is being mailed to the Company’s shareholders together with this Proxy Statement. Additional exhibits to the Form 10-K not included in this mailing will be furnished upon written request directed to the Company at 145 Belmont Drive, Somerset, NJ 08873, Attention: Investor Relations. The Company’s 2004 Annual Report on Form 10-K (including exhibits thereto) and this Proxy Statement are also available on the Company’s website (www.emcore.com).

Shareholder Proposals

Shareholder proposals intended to be presented at the 2006 Annual Meeting of Shareholders, including nominations for the Company’s Board of Directors, must be received by the Company no later than September 29, 2005. Proposals may be mailed to the Company, to the attention of Howard W. Brodie, Secretary, 145 Belmont Drive, Somerset, NJ 08873. Proposals must comply with all applicable SEC rules.

Shareholder Communications with the Board

Shareholders may communicate with the Company’s Board of Directors through its Secretary by writing to the following address: Board of Directors, c/o Howard W. Brodie, Secretary, EMCORE Corporation, 145 Belmont Drive, Somerset, NJ 08873. The Company’s Secretary will forward all correspondence to the Board of Directors, except for junk mail, mass mailings, product complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material. The Company’s Secretary may forward certain correspondence, such as product-related inquiries, elsewhere within the Company for review and possible response.

Board Attendance at Annual Meetings

The Company strongly encourages members of the Board of Directors to attend the Company’s Annual Meeting of Shareholders, and historically a majority have done so. For example, 4 of 7 directors attended the 2003 Annual Meeting, and 6 of 8 directors attended the 2004 Annual Meeting.

Other Matters

The Board of Directors knows of no other business which will be presented at the meeting. If, however, other matters are properly presented, the persons named in the enclosed proxy will vote the shares represented thereby in accordance with their judgment on such matters.

By Order of the Board of Directors, HOWARD W. BRODIE SECRETARY

PROXY FORM
Proxy Card - Page 1

ANNUAL MEETING OF SHAREHOLDERS OF

EMCORE CORPORATION

February 28, 2005

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSALS 1 THROUGH 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

- ☐ FOR ALL NOMINEES
- ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES
- ☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Thomas J. Russell
- ○ Reuben F. Richards, Jr.
- ○ Robert Bogomolny

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. RATIFICATION OF DELOITTE & TOUCHE, LLP AS THE COMPANY'S INDEPENDENT AUDITORS	☐	☐	☐

3. Upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting, and any adjournments or postponements thereof.

PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED. NO POSTAGE NECESSARY IF MAILED WITHIN THE UNITED STATES.

The undersigned hereby acknowledges receipt of (i) the Notice of Annual Meeting, (ii) the Proxy Statement, and (iii) the Company's 2004 Annual Report to Shareholders.

Signature of Shareholder ____________ Date: ______ Signature of Shareholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Proxy Card - Page 2

EMCORE CORPORATION

145 Belmont Drive
Somerset, New Jersey 08873

The undersigned hereby appoints Reuben F. Richards, Jr. and Thomas G. Werthan, and each of them, as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated on the reverse side of this proxy card, all of the shares of stock of the Company that the undersigned is entitled to vote at the 2005 Annual Meeting of Shareholders of the Company, to be held on February 28, 2005 or at any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL DIRECTOR NOMINEES LISTED IN PROPOSAL (1), AND "FOR" THE RATIFICATION OF THE AUDITORS IN PROPOSAL (2).

(Continued and to be signed on the reverse side)

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